UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

FILED BY THE REGISTRANT  [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT  [  ]
CHECK THE APPROPRIATE BOX:
[ ] PRELIMINARY PROXY STATEMENT
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
    14A-6(E)(2))
[X] DEFINITIVE PROXY STATEMENT
[ ] DEFINITIVE ADDITIONAL MATERIALS
[ ] SOLICITING MATERIAL PURSUANT TO SS.240.14A-12

                                   Cache, Inc.

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] NO FEE REQUIRED.
[ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(4) AND 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

   (2)  Form, Schedule or Registration Statement No.:

   (3)  Filing Party:

   (4)  Date Filed:

                                   CACHE, INC.
                                  1440 BROADWAY
                            NEW YORK, NEW YORK 10018
                                 (212) 575-3200



                                                 October 2, 2006



Dear Shareholder:

         On behalf of the officers and directors of the Company, you are cordially invited to attend the Cache, Inc. Annual Meeting of Shareholders to be held at 10:00 a.m. on Wednesday, November 8, 2006, at our headquarters, 1440 Broadway, 5th Floor, New York, New York.

         The Notice of Meeting and Proxy Statement on the following pages cover the formal business of the meeting, which includes proposals (i) to elect five named nominees as directors and (ii) to ratify the appointment of Deloitte & Touche LLP, certified public accountants, as Cache's auditors for the fiscal year ending December 30, 2006.

         The Board of Directors unanimously recommends that shareholders vote in favor of each proposal. We strongly encourage all shareholders to participate by voting their shares by Proxy whether or not they plan to attend the meeting.
Please sign, date and mail the enclosed Proxy as soon as possible. If you do attend the Annual Meeting, you may still vote in person.




                                                Sincerely,


                                                /s/ Brian Woolf
                                                ---------------------
                                                Brian Woolf
                                                Chairman of the Board

                                   CACHE, INC.
                                  1440 BROADWAY
                            NEW YORK, NEW YORK 10018
                               -------------------

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD NOVEMBER 8, 2006
                              --------------------



TO THE SHAREHOLDERS:

         The Annual Meeting of the Shareholders of Cache, Inc. will be held on Wednesday, November 8, 2006 at 10:00 a.m. local time, at our headquarters, 1440 Broadway, 5th Floor, New York, New York, 10018, for the purpose of considering and acting upon the following proposals as set forth in the accompanying Proxy
Statement:

         1. To elect five named nominees as Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

         2. To ratify the appointment of Deloitte & Touche LLP certified public accountants, as auditors of the Company for the fiscal year ending December 30, 2006.

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only shareholders of record at the close of business on September 25, 2006 are entitled to notice of and to vote at the meeting or any adjournment thereof.

         Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed Proxy and return it promptly to the Company in the return envelope enclosed for your use, which requires no postage if mailed in the United States. You may revoke your Proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the Proxy, by duly executing a subsequent Proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company, or by attending and voting at the Annual Meeting.

         You are cordially invited to attend.

                                    By Order of the Board of Directors,


                                                    /s/ Victor J. Coster
                                                    --------------------
                                                    Victor J. Coster
                                                    Secretary
October 2, 2006

                                   CACHE, INC.
                                  1440 BROADWAY
                            NEW YORK, NEW YORK 10018
                                 --------------

                                 PROXY STATEMENT
                                 --------------


         Accompanying this Proxy Statement is a Notice of Annual Meeting of Shareholders and a form of Proxy for such meeting solicited by the Board of Directors. The Board of Directors has fixed the close of business on September 25, 2006 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting or any adjournment thereof. The holders of a majority of the outstanding shares of Common Stock present in person, or represented by proxy, will constitute a quorum at the meeting. This Proxy Statement and the enclosed Proxy are being sent to the shareholders of the Company on or about October 2, 2006.

         Only shareholders of record at the close of business on September 25, 2006 will be entitled to vote at the Annual Meeting. At the close of business on such record date the Company had outstanding 15,791,003 shares of Common Stock, par value $.01 per share ("Common Stock"). No other class of voting security of the Company is issued and outstanding. Each share of Common Stock entitles the holder to one vote. Shareholders do not have cumulative voting rights.

         As of September 25, 2006, Messrs. Andrew and Joseph Saul, Ms. Norma Saul and certain Saul family trusts (sometimes collectively referred to herein as the "Sauls") owned of record an aggregate of 2,959,692 shares of Common Stock, representing approximately 18.7% of the outstanding shares of Common Stock. See "Principal Shareholders and Share Ownership by Management." The Sauls intend to vote their Common Stock in favor of Proposals 1 and 2.

         A Proxy that is properly submitted to the Company may be properly revoked at any time before it is voted. Proxies may be revoked by (i) delivering to the Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the Proxy, (ii) duly executing a subsequent Proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy). With respect to Proposal 1, unless authority to vote for all Directors or any individual Director is withheld, all the shares represented by the Proxy will be voted for the election of Directors as set forth in the Proxy Statement. Where a shareholder has specified a vote for or against Proposal 2, such Proxy will be voted as specified; if no direction is given, all the shares represented by the Proxy will be voted in favor of the Proposal.

         Under SEC rules, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to vote "for," "against" or "abstain" on one or more of the proposals, or to withhold authority to vote for one or more of the Company's nominees for director. Florida law requires the presence of a quorum for the annual meeting, defined as a majority of the votes entitled to be cast at the meeting. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes, which are defined in the third paragraph below, are not counted for quorum purposes.

         Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholder approval: (1) the election of directors; and (2) the ratification of auditors. Director nominees must receive a plurality of the votes cast at the meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the meeting. In order to pass, the proposal to ratify the Company's auditors must be approved by a majority of the votes cast on such matter. Abstentions are not counted in determining the number of votes cast in connection with the ratification of auditors.

         Brokers who hold shares in street name have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and ratification of auditors. Under applicable law, a broker non-vote will have no effect on the outcome of the election of directors or the ratification of auditors.

         The cost of soliciting Proxies will be paid by the Company, which will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy material to the beneficial owners of the Company's stock.

         THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY SHAREHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS BUT INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 AND/OR A COPY OF ANY OF THE COMPANY'S QUARTERLY REPORTS ON FORM 10-Q OR CURRENT REPORTS ON FORM 8-K. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO: VICTOR COSTER, SECRETARY, CACHE, INC., 1440 BROADWAY, NEW YORK, NEW YORK 10018.


          IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THIS MEETING,

                 PLEASE SIGN, DATE AND MAIL THE PROXY PROMPTLY.

                              ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

         The Board of Directors of the Company presently consists of the following five members: Messrs. Andrew M. Saul, Brian Woolf, Gene G. Gage,
Morton J. Schrader and Arthur S. Mintz, each of whom is a nominee for re-election.

         Unless authority to vote on the election of all Directors or any individual Director is specifically withheld by appropriate designation on the face of the Proxy, the persons named in the accompanying Proxy will nominate as Directors, and vote such Proxy for the election as Directors of, the persons named below. If elected, such persons will serve as Directors until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

         Management does not contemplate that any of the nominees for Director will be unable to serve, but if such a situation should arise, the persons named in the accompanying Proxy will nominate and vote for the election of such other person or persons as the Board of Directors may recommend.

                                            NOMINEES FOR DIRECTORS


                                                                                          DIRECTOR
NAME                                    AGE    PRINCIPAL OCCUPATION                       SINCE
----                                    ---    --------------------                       --------

BRIAN WOOLF ........................    57     CHAIRMAN OF THE BOARD AND                  2000
                                                 CHIEF EXECUTIVE OFFICER  (1)
ANDREW M. SAUL .....................    59     PARTNER, SAUL PARTNERS  (2)                1986

MORTON J. SCHRADER .................    74     PRINCIPAL, PBS REALTY ADVISORS, LLC (3)    1989

ARTHUR S. MINTZ.....................    61     PRESIDENT, BEES & JAM, INC. (4)            2002

GENE G. GAGE........................    59     FINANCIAL ADVISOR  (5)                     2004

-----------------------------------

    (1) Mr. Woolf has served as our Chief Executive Officer and Chairman of the Board since October 2000. From March 1999 to October 2000, Mr. Woolf served as Vice President and General Merchandise Manager for The Limited. From 1995 to March 1999, Mr. Woolf served as Senior Vice President and General Merchandise Manager for Caldor. Mr. Woolf has held various management positions within the retail industry over the past 30 years.

    (2) Mr. Saul has served as one of our directors since 1986. Mr. Saul also served as our Chairman of the Board from February 1993 to October 2000. Mr. Saul is a partner in Saul Partners, an investment partnership, a position he has held since 1986.

    (3) Mr. Schrader has served as one of our directors since 1989. Mr. Schrader was the President of Abe Schrader Corp., a manufacturer of women's apparel, from 1968 through March 1989. Since 1989, he has been active as a real estate broker and is a principal of PBS Realty Advisors.

    (4) Mr. Mintz has served as one of our directors since September 2002. Mr. Mintz has served as the President of Bees & Jam, Inc., an apparel manufacturer, since 1971.

    (5) Mr. Gage has served as one of our directors since September 2004. Mr. Gage is currently the President and Chief Executive Officer of Gage Associates, a firm which provides financial planning and services to individuals and businesses. He is a certified public accountant, as well as a certified financial planner. He has over 30 years of financial experience.


                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         During the fiscal year ended December 31, 2005 ("Fiscal 2005"), the Board of Directors held four meetings. Each then-current Director attended all of such Board meetings, with the exception of the July 26, 2005 meeting, which Mr. Saul could not attend. The Board of Directors has an Audit Committee, a Nominating and Governance Committee, and a Compensation and Plan Administration Committee. The Audit Committee, established in July 1989, currently consists of Messrs. Arthur Mintz, Morton Schrader and Gene Gage. The Audit Committee held five meetings in Fiscal 2005. Each then-current member of the Committee attended all such Committee meetings, with the exception of the May 3, 2005 meeting, which Mr. Schrader could not attend.

         Duties of the Audit Committee include meeting with the independent accountants and certain personnel of the Company to discuss the planned scope of their examinations, and the adequacy of internal controls and financial reporting; reviewing the results of the annual examination of the financial statements and periodic internal audit examinations; reviewing the services and fees of the Company's independent accountants; authorizing special investigations and studies; and performing any other duties or functions deemed appropriate by the Board of Directors. The Board of Directors has determined that Gene Gage is qualified to serve as the Audit Committee's financial expert and Chairman. Mr. Gage is independent, as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

         The Board of Directors has adopted a written charter for the Audit Committee. The charter has not changed from the charter filed with our 2004 proxy statement and is available on our website at www.cache.com.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee is composed of three non-management directors. All three members of the Audit Committee meet the independence and experience requirements of Rule 4200(a)(15) of the NASDAQ Stock Exchange. Mr. Gene Gage has served as Chairman of Audit Committee since September 2004. He is a certified public accountant and has over 30 years of financial experience.

         During 2005, at each of its meetings, the Committee met with the senior members of the Company's financial management team and our independent auditors. The Committee's agenda is established by meetings with the Company's independent auditors, at which candid discussions of financial management, accounting and internal control issues took place.

         The Committee reviews with the Company's financial managers and the independent auditor's overall audit scopes and plans, the results of external audit examinations, evaluations by the auditors of the Company's internal controls and the quality of the Company's financial reporting.

         Management has reviewed the audited financial statements in the Annual Report with the Audit Committee including a discussion of the quality and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, members of the Audit Committee have asked whether statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to both management and auditors their general preference for conservative policies when a range of accounting options is available.

         In its meetings with representatives of the independent auditors, the Committee asks them to address, and discuss their responses to, several questions that the Committee believes are particularly relevant to its oversight. These questions include:

         - Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?

         - Based on the auditors' experience, and their knowledge of the Company, do the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC disclosure requirements?

         -    Based on the  auditors'  experience,  and their  knowledge  of the
              Company,   has  the  company  implemented  internal  controls  and
              internal audit procedures that are appropriate for the Company?

         The Committee believes that, by thus focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments. The Committee also discussed with the independent auditors other matters required to be discussed by the auditors with the Committee under Statement on Auditing Standards No. 61 (communication with audit committees). The Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the provision of financial information systems design and implementation and other non-audit services provided by them to the Company during 2005 was compatible with the auditors' independence.

         In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Committee does not complete its review prior to the Company's public announcements of financial results and, necessarily, in its oversight role, the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

         In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, for the filing with the Securities and Exchange Commission.


                                                 Audit Committee
                                                 Gene G. Gage, Chairman
                                                 Morton J. Schrader, Director
                                                 Arthur S. Mintz, Director

         The Compensation and Plan Administration Committee was established in July 1991 as the Plan Administration Committee to administer the Company's stock option plans. In May 1993 it was renamed the Compensation and Plan Administration Committee and delegated additional authority to determine the remuneration arrangements for the three most senior executive officers and to review and approve the remuneration arrangements for the Company's other executive officers. It currently consists of Messrs. Andrew Saul, Arthur Mintz, Morton Schrader and Gene Gage. The Compensation and Plan Administration Committee met three times in Fiscal 2005. Each then-current member of the Committee attended all Committee meetings, with the exception of the July 26, 2005 meeting, which Mr. Saul could not attend.

         The Board of Directors adopted a written charter in August 2004 for the Compensation and Plan Administration Committee, which is available on our website at www.cache.com.

         The Board of Directors established the Nominating and Governance Committee in September 2004. The Committee currently consists of Messrs. Andrew Saul, Gene Gage, Arthur Mintz and Morton Schrader. The Nominating and Governance Committee is responsible for identifying, evaluating and recommending director nominees to the Board of Directors.

         The Nominating and Governance Committee will consider candidates for the Board from any reasonable source, including stockholder recommendations. The Nominating and Governance Committee does not evaluate candidates differently based on who has made the proposal. Stockholders who wish to suggest qualified candidates should write to Victor J. Coster, Corporate Secretary, at the Company's headquarters' address. These recommendations should include detailed biographical information concerning the nominee, his or her qualifications to be member of the Board, and a description of any relationship the nominee has to be a stockholder making the recommendation or to other stockholders of the Company. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as director, subject to the candidate's due diligence of the Company, should accompany any such recommendation. Stockholders who wish to nominate a director for election at an annual meeting of stockholders of the Company must comply with the Company's By-Laws regarding stockholder proposals and nominations.

         While the Nominating and Governance Committee does not have minimum qualification requirements for candidates, it does assess whether candidates have good business judgment, high ethical standards, substantial experience in the Company's line of business or other applicable fields such as science or technology, and ability to prepare for and attend Board meetings, committee meetings and stockholder meetings. The Nominating and Governance Committee also considers whether candidates are independent and possess leadership qualities.

         The Board of Directors has adopted a written charter for the Nominating and Governance Committee, which is available on our website at www.cache.com.

        STOCKHOLDER COMMUNICATIONS

         Company stockholders may communicate with the Board by addressing their communications to one or more directors to our corporate headquarters at 1440 Broadway, 5th Floor, New York, NY 10018. The Company may screen such communications to ensure that the Company forwards only material that is germane to the Company's business to each director to whom the correspondence is addressed.

                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

         The following sets forth the compensation earned for the past three years of the Chief Executive Officer and the Company's other two most highly compensated executive officers collectively, the "Named Executive Officers".


                                                                               LONG-TERM
                                          ANNUAL                             COMPENSATION
                                       COMPENSATION                             AWARDS
                       ---------------------------------------------   -------------------------
                                                                       SECURITIES    ALL OTHER
NAME AND                FISCAL                          OTHER ANNUAL   UNDERLYING   COMPENSATION
PRINCIPAL POSITION       YEAR     SALARY      BONUS     COMPENSATION    OPTIONS          (1)
------------------      ------    ------      -----     ------------    --------    ------------

BRIAN WOOLF              2005   $629,808     $  ---      $   ---           ---        $ 15,607
CHIEF EXECUTIVE          2004    554,808        ---       2,396,860       52,500        14,986
OFFICER AND CHAIRMAN     2003    500,000      475,200     1,433,000      375,000        14,459
OF THE BOARD

THOMAS E. REINCKENS      2005    479,231        ---          ---           ---          10,493
PRESIDENT, CHIEF         2004    436,539        ---       1,008,600       52,500        10,458
OPERATING OFFICER        2003    401,923      381,988       900,738      187,500        10,326

MARGARET FEENEY          2005    214,101       20,000        ---          20,000          ---
EXECUTIVE VICE PRESIDENT 2004    176,317       84,646        34,900         ---           ---
CHIEF FINANCIAL OFFICER  2003    176,346       28,923       104,640       45,000          ---

----------------------------

    (1) These amounts consist of insurance premiums paid for life insurance for the benefit of the named executive officers and long-term disability insurance.


   AGGREGATED OPTION EXERCISES IN FISCAL 2005 AND YEAR-END STOCK OPTION
                                     VALUES


                                          Number of Securities       Value of Unexercised
                                          Underlying Unexercised     In-the-Money Stock Options
                                          Stock Options at Fiscal    at Fiscal Year-End (1)
                                          Year-End
                                          --------------------------  -------------------------
             Shares Acquired   Value
Name           on Exercise     Realized   Exercisable  Unexercisable  Exercisable Unexercisable
-----        ----------------  --------   -----------  -------------  ----------- -------------
Brian Woolf             ---  $    ---         409,875        253,875  $ 4,210,674   $ 1,113,581
Thomas E. Reinckens    7,000 $   50,000       144,875        141,375  $   985,277   $   587,831
Margaret Feeney         ---  $    ---          25,750         43,000  $   164,183   $   218,730


(1) Amounts described in the preceding table under the heading "Value of Unexercised In-the-Money Stock Options at Fiscal Year End" are determined by multiplying the number of shares underlying the options by the difference between the last reported per share sale price of our common stock on December 31, 2005 and the per share option exercise prices. All share amounts have been adjusted to reflect the 3 for 2 stock split effective June 18, 2004.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information with respect to stock options granted in fiscal 2005 to each of the named executive officers.


                                                                                          POTENTIAL
                                                                                       REALIZABLE VALUE
                                         % OF TOTAL                                    AT ASSUMED ANNUAL
                         NUMBER OF         OPTIONS        EXERCISE                    RATES OF STOCK PRICE
                         SECURITIES      GRANTED TO       OR BASE                       APPRECIATION FOR
                         UNDERLYING     EMPLOYEES IN       PRICE     EXPIRATION         OPTION TERM (2)
NAME                     OPTIONS(1)      FISCAL YEAR     ($/SHARE)      DATE            5%           10%
-------------------     ----------     ------------      --------    ---------      ----------   -----------


BRIAN WOOLF                 ---             ---
THOMAS E. REINCKENS         ---             ---
MARGARET FEENEY           20,000 (3)       14.3%        $   11.53      5/3/15       $  63,711   $  140,784


    (1) These options vest no later than May 3, 2009 but may vest sooner with respect to up to 25% of the shares on each of December 31, 2005, December 31, 2006, December 31, 2007 and December 31, 2008, to the extent our earnings plan for these years is achieved, based on the following sliding scale:


                                                          Percentage of Original
                                                           Options that Becomes
                                                              Exercisable
     PERCENTAGE OF EARNINGS PLAN ACHIEVED
     ------------------------------------                    -------------

     Greater than or equal to 90% .......................        25%
     Greater than or equal to 75%, but less than 90%.....        20%
     Greater than or equal to 60%, but less than 75%.....        15%
     Less than 60%.......................................         0%

    (2) These amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. As required by SEC rules, these gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the options were granted until their expiration dates. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

    (3)  At December 31, 2005, 4,000 options vested.

EMPLOYMENT AGREEMENTS AND CHANGE-OF-CONTROL PROVISIONS

         In February 2006, we entered into a new employment agreement with Brian Woolf, our Chief Executive Officer and Chairman, as well as an employment agreement with Thomas E. Reinckens, our President and Chief Operating Officer. Under the agreement with Mr. Woolf, which expires February 7, 2009, Mr. Woolf's annual salary during 2006 will be $725,000 and he is eligible to receive annual incremental increases of $75,000 in each of the next two years contingent on the Company's profitability, as defined in the contract. Under the agreement with Mr. Reinckens, which expires February 7, 2009, Mr. Reinckens' annual salary during 2006 will be $530,000 and he is eligible to receive annual incremental increases of $40,000 in each of the next two years contingent on the Company's profitability, as defined in the contract. Messrs. Woolf and Reinckens are also eligible to participate in the Company's bonus and stock option programs. In addition, Messrs. Woolf and Reinckens are entitled to participate in our long-term disability coverage healthcare and other benefits packages. Pursuant to the terms of these new employment agreements, if we terminate Mr. Woolf's or Mr. Reinckens' employment prior to February 7, 2009 for any reason other than for certain circumstances described in the agreements then until Messrs. Woolf or Reinckens accepts other employment we are required to continue to pay him/them the full balance of his/their contract, mitigated by future employment. In the event that Mr. Woolf or Mr. Reinckens is terminated in connection with a change in control of Cache, as defined in the contract, he is entitled to receive an amount equal to 24 months of his salary then in effect. The contract contains a covenant of Messrs. Woolf and Reinckens not to solicit employees of Cache for two years and a covenant not to compete with Cache for a minimum of one year.

         All of the options granted under the Company's 2000 and 1994 Stock Option Plans contain a provision under which the option will become immediately exercisable (the "Accelerated Exercise") with respect to all shares subject to it as follows: (i) except as provided in clause (iii) below, immediately after the first date on which less than 25% of the outstanding Common Stock in the aggregate is beneficially owned (as defined in Rule 13d-3 under the Securities and Exchange Act of 1934) by Andrew M. Saul and Joseph E. Saul, members of their immediate families and one or more trusts established for the benefit of such individuals or members, (ii) immediately prior to the sale of the Company substantially as an entirety (whether by sale of stock, sale of assets, merger, consolidation or otherwise), (iii) immediately prior to the expiration of any tender offer or exchange offer for shares of Common Stock of the Company, where:
(x) all holders of Common Stock are entitled to participate, and (y) the Sauls have agreed (or have announced their intent) to sell such number of their shares of Common Stock as will result in the Sauls beneficially owning less than 25% of the outstanding shares of Common Stock in the aggregate, and (iv) immediately, if 20% or more of the directors elected by shareholders to the Board of Directors are persons who were not nominated by management in the most recent proxy statement of the Company. The Company is required to give appropriate notice so as to permit an optionee to take advantage of the foregoing provisions.


COMPENSATION OF DIRECTORS

         We compensate one of our non-employee directors for his services to us by participation in our group medical insurance program at an approximate cost to us of $11,500 per individual per year. He currently does not receive cash or equity-based compensation. The other three non-employee directors receive a director's fee equal to $20,000 per year.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Our Articles of Incorporation require us, to the extent permitted by law, to indemnify our directors and officers against any personal liabilities incurred as a result of their positions as directors or officers of our company.

         We   maintain    directors'   and   officers'    insurance    providing
indemnification for our directors, officers and management employees for liabilities arising as a result of their services to us.

         The indemnification provision in our articles of incorporation may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the cost of settlement and damage awards against any of our directors and officers under indemnification provisions. We believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Our Compensation and Plan Administration Committee (the "Compensation Committee") presently consists of Messrs. Andrew Saul, Arthur Mintz, Morton Schrader and Gene Gage. No member of our Compensation Committee has been an employee of ours. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors of our Compensation Committee.


          REPORT OF THE COMPENSATION AND PLAN ADMINISTRATION COMMITTEE

         Executive compensation consists generally of two components - base salary and option awards, and sometimes a third component - a discretionary bonus award. During the past year, the Compensation Committee administered the Company's option plans pursuant to which option awards are granted, determined the remuneration arrangements for the three most senior executive officers and reviewed and approved the remuneration arrangements for the other executive officers of the Company, which arrangements are determined by the Chairman, in accordance with parameters set by the Compensation Committee.

         This report of the Compensation Committee of the Board of Directors addresses the Company's compensation policies for Fiscal 2005 applicable to Cache's executives including the Named Executive Officers.

         The Compensation Committee's Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report on Executive Compensation by reference, and shall not otherwise be deemed filed under such Acts.

PHILOSOPHY

         The Cache executive compensation program is designed to attract and retain key executives. Its objectives are to reward executives who contribute to the success of the Company through individual and company performances. Specifically, compensation includes a competitive base salary program and long-term stock option awards. The Company will sometimes grant discretionary bonuses to certain key executive officers with respect to prior contributions as well as to serve as incentives to attract key executives into the Company's employ.


BASE SALARY

         The Company believes a competitive base salary is necessary to retain key management employees. Base salaries are determined based upon a review of an individual's experience and responsibilities, general industry practice and the competitive environment for each position. Annual salary adjustments are determined based upon an individual's performance, the Company's performance, general industry practice and any new duties or responsibilities assumed by the individual during the last year.

         Mr. Woolf's base salary of $575,000 was determined by his employment agreement with the Company, made as of September 2003, which provided for a base salary of $575,000 per annum during that period. In connection with entering into the new employment agreement with Mr. Woolf in February 2006 (described in this proxy statement under "Executive Compensation - Employee Contracts and Change of Control Provisions"), the Compensation Committee determined Mr. Woolf's base salary amount to be appropriate in light of the competitive environment for his position and his individual management experience. In addition, Mr. Woolf was granted an incentive opportunity under the Company's 2003 Stock Option Plan as described below.


LONG-TERM INCENTIVES

         The Company believes that employee equity ownership is highly motivating, provides a major incentive to employees in building stockholder value, and serves to align the interests of employees with stockholders. Options are based upon the relative position and responsibilities of each executive officer, historical and expected contributions of each officer to the Company, and previous options grants to such executive officers. Options are recommended with a goal to provide competitive equity compensation for executive officers compared to executive officers of similar rank in companies of the Company's industry, geographical location and size.

         Cache's stock option programs were designed by the Company as a long-term incentive, for key executives. The stock option programs have created an incentive for executives to maximize shareholder return, by linking long-term compensation with the valuation of the Company's Common Stock. The stock option plans typically have included initial grants, which have vested from three to five years. Stock options granted under the 2003, 2000 and 1994 Plans are required to have an exercise price at least equal to the fair market value of the Company's common stock at the date of grant. Among other factors considered by the Committee in determining who qualified for stock option grants under the 2003, 2000 and 1994 Plans and the amount of such grants were an executive's business experience and his potential to contribute to the future success of the Company.

OTHER COMPENSATION

         The Company provides certain other benefits, such as health insurance, to the executive officers that are generally available to Company employees. In addition, the Company provides its executives, including the Named Executive Officers, with term life insurance and additional long-term disability insurance, at the Company's cost.


                                                 Compensation and Plan
                                                    Administration Committee
                                                 Andrew M. Saul, Chairman
                                                 Morton J. Schrader, Director
                                                 Arthur S. Mintz, Director
                                                 Gene G. Gage, Director



CODE OF ETHICS

         The Company has adopted a Code of Ethics that applies to all of the Company's directors, officers and employees. The Code of Ethics is available on our website at www.cache.com. We will disclose any amendment to, other than technical, administrative or non-substantive amendments, or waiver of its code of ethics granted to a director or executive officer by filing a Form 8-K disclosing the amendment or waiver within two business days.

                        FIVE-YEAR PERFORMANCE COMPARISON

         The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on Common Stock with (i) the cumulative total return of the NASDAQ National Market Index (which tracks the aggregate performance of equity securities of companies traded on the NASDAQ National Market System ("NASDAQ/NMS")) and (ii) the cumulative total return of companies with the same four-digit standard industrial code (SIC) as the Company (SIC Code 5621, titled "Women's Clothing Stores"), over the period from January 1, 2001 to December 31, 2005. The graph assumes an initial investment of $100 and reinvestment of dividends. The graph is not necessarily indicative of future price performance.

         The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                     COMPAGE 5-YEAR CUMULATIVE TOTAL RETURN
                               AMONG CACHE, INC.
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

                     --------------------FISCAL YEAR ENDING---------------------
                         2000      2001      2002      2003     2004      2005
                     -----------------------------------------------------------

CACHE INC.              100.00    120.00    483.33    687.67    900.55    865.57
SIC CODE INDEX          100.00     97.82     86.29    113.88    138.31    162.09
NASDAQ MARKET INDEX     100.00     79.71     55.60     83.60     90.63     92.62


                     ASSUMES $100 INVESTED ON JAN. 1, 2001
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 30, 2005

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         See Also "Executive Compensation--Compensation Committee Interlocks and Insider Participation."

         As of September 25, 2006, the Sauls beneficially owned in the aggregate 2,959,692 shares of the Company's outstanding Common Stock, representing approximately 18.7% of the Company's outstanding Common Stock. See "Principal Shareholders and Share Ownership by Management."

        PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP BY CERTAIN BENEFICIAL
                            OWNERS AND BY MANAGEMENT


         The following table sets forth certain information as to the beneficial ownership of the Company's equity securities as of September 25, 2006 by (i) each director or nominee of the Company, (ii) each Named Executive Officer,
(iii) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the beneficial ownership for each person consists of the sole voting and sole investment power with respect to all shares beneficially owned by him. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. No person listed below is a party adverse to the Company or its subsidiary in any material proceeding and no person listed below has a material interest adverse to the Company or its subsidiary in any material proceeding.


                                                               Percentage of
                                     Number of shares        Outstanding shares
Person and Address                   Of Common Stock          Of Common Stock
------------------                   ---------------         ------------------

Andrew M. Saul                           2,959,692                18.7%
   9 West 57th Street
   New York, NY  10019 (1)

Joseph E. Saul                           2,959,692                18.7%
   9 West 57th Street
   New York, NY  10019 (2)

Norma G. Saul                            2,959,692                18.7%
   9 West 57th Street
   New York, NY  10019 (3)

Vardon Capital LLC                       1,577,142                10.0%
   120 West 45th Street, 17th Floor
   New York, NY 10036 (7)

Royce & Associates, LLC                  1,345,150                 8.5%
   1414 Avenue of the Americas
   New York, NY 10019 (7)

RS Investment Management, LP             1,323,196                 8.4%
   388 Market Street
   San Francisco, CA 94111 (7)

Palo Alto Investors                        803,900                 5.1%
   470 University Avenue
   Palo Alto, CA 94301 (7)

                                                               Percentage of
                                     Number of shares        Outstanding shares
Person and Address                   Of Common Stock          Of Common Stock
------------------                   ---------------         ------------------

Brian Woolf                                584,625                3.5%
   Cache Inc.
   1440 Broadway
   New York, NY 10018 (4)


Thomas E. Reinckens                        249,328                1.5%
   Cache Inc.
   1440 Broadway
   New York, NY 10018 (5)

Margaret Feeney                             37,000                   *
   Cache Inc.
   1440 Broadway
   New York, NY  10018 (6)

Morton J. Schrader                          19,500                   *
   230 Park Avenue, 18th Floor
   New York, NY 10166

 Arthur S. Mintz                              None                 N/A
   70 West 36th  Street
   New York, NY 10018

Gene G. Gage                                  None                 N/A
   Cache Inc.
   1440 Broadway
   New York, NY 10018

All Current Executive                    3,850,145               23.3%
Officers and Directors as a
Group (seven persons)
-------------------------------


 * Less than 1% of the outstanding shares of common stock.



(1) Represents (a) 825,630 shares held directly by Andrew Saul, (b) 874,962 shares beneficially owned by Joseph Saul, Andrew Saul's father, (c) 1,251,600 shares held by Norma Saul, Andrew Saul's mother, and (d) 7,500 shares held by the Andrew Saul Foundation, of which Andrew Saul is a director. All of the foregoing shares are subject to an oral agreement, subject in the case of the trusts to any fiduciary duties of the trustees, to vote and dispose of the shares jointly. The holders of the foregoing shares have filed with the SEC as a "group" within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934. Each of these holders disclaims beneficial ownership of all shares other than those held in his, her or its name.

(2) Represents (a) 852,462 shares held directly by Joseph Saul, (b) 1,251,600 shares held by Norma Saul, Joseph Saul's wife, (c) 833,130 shares beneficially owned by Andrew Saul, Joseph Saul's son and (d) 22,500 shares held by the Joseph
E. and Norma G. Saul Foundation, of which Joseph Saul is a director. All of the foregoing shares are subject to an oral agreement, subject in the case of the trusts to any fiduciary duties of the trustees, to vote and dispose of these shares jointly. The holders of the foregoing shares have filed with the SEC as a "group" within the meaning of Rule 13d-3 of the Securities Exchange act of 1934. Each of these holders disclaims beneficial ownership of all shares other than those held in his, her or its name.

(3) Represents (a) 1,251,600 shares held directly by Norma Saul, (b) 852,462 shares beneficially owned by Joseph Saul, Norma Saul's husband, (c) 833,130 shares held by Andrew Saul, Norma Saul's son and (d) 22,500 shares held by the Joseph E. and Norma G. Saul Foundation, of which Norma Saul is a director. All of the foregoing shares are subject to an oral agreement, subject in the case of the trusts to any fiduciary duties of the trustees, to vote and dispose of these shares jointly. The holders of the foregoing shares have filed with the SEC as a "group" within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934. Each of these holders disclaims beneficial ownership of all shares other than those held in his, her or its name.

(4) Includes options to acquire 503,625 shares of our common stock.

(5) Includes options to acquire 191,750 shares of our common stock.

(6) Includes options to acquire 31,550 shares of our common stock.

(7) Information is based on the most recent Form 13G or Form 13F filed by the holder with the SEC.

                       RATIFICATION OF THE APPOINTMENT OF
                        DELOITTE & TOUCHE LLP AS AUDITORS

                                  (PROPOSAL 2)

         The Board of Directors has appointed the firm of Deloitte & Touche LLP to examine the financial statements of the Company for the year ending December 30, 2006, subject to ratification by shareholders. Deloitte & Touche LLP was employed by the Company, as its independent auditors for Fiscal 2005. Shareholders are asked to ratify the action of the Board of Directors in making such appointment.

         The Board of Directors recommends a vote for ratification. The affirmative vote of a majority of the votes cast with respect to this proposal is required for the ratification of the appointment of auditors. The Sauls intend to vote shares of Common Stock they own in favor of Proposal 2.

         Representatives of Deloitte & Touche LLP will attend the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         On February 11, 2005, KPMG LLP ("KPMG") notified the Company that it would decline to stand for re-appointment as the Company's independent registered accountants for fiscal 2005 and would cease to represent the Company as its auditor upon completion of the audit of the Company's financial statements as of and for the year ended January 1, 2005 (fiscal 2004), and management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of January 1, 2005, and the issuance of their reports thereon. KPMG performed audits of the Company's consolidated financial statements for the fiscal years ended December 27, 2003 (fiscal 2003) and December 28, 2002 (fiscal 2002).
KPMG's reports for these periods did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the two most recent fiscal years and the interim period through March 17, 2005, (i) there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and (ii) there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K).

         The following table sets forth the aggregate fees billed to the Company for the fiscal years ended January 1, 2005 (Fiscal 2004) and December 31, 2005 (Fiscal 2005) by KPMG LLP and Deloitte & Touche LLP. Deloitte and Touche LLP replaced KPMG LLP during the first quarter of fiscal 2005.


       FEES                     FISCAL 2004    FISCAL 2005
                                  AMOUNT         AMOUNT

    AUDIT FEES                   $322,707       $320,000

    AUDIT-RELATED FEES           $402,000       $403,000

    TAX FEES                     $   --         $   --

    ALL OTHER FEES               $   --         $   --

    TOTAL FEES                   $724,707       $725,000

         The Audit Committee of the Board of Directors has considered whether the provision of these services is compatible with maintaining the principal accountants' independence.

         Audit fees includes fees for annual audit and reviews of the Company's quarterly reports on Form 10-Q, as well as statutory audits and audits of subsidiaries.

         Audit-related fees include fees for audits of benefit plans and audits related to a potential stock offering, as well as testing of internal controls for Sarbannes Oxley compliance during Fiscal 2004 and Fiscal 2005.

         All other fees include fees for evaluations and advisory services. During Fiscal 2003, the Audit Committee implemented a procedure to require pre-approval of all services performed by the Independent Auditors.

         Consequently during fiscal 2004 and 2005, any project for which management hired the principal accountants to perform was presented to the Audit Committee, along with an estimate of the costs to be incurred. The Audit Committee would review and approve the estimate. The Audit Committee was updated by management, if additional costs were incurred. All projects (which in fiscal 2004 and 2005 consisted only of audit and audit-related projects) were performed by the independent accountants, and were approved by the Audit Committee, during fiscal 2004 and 2005.



                                 OTHER BUSINESS

         Management knows of no business to be brought before the meeting other than Proposals 1 and 2 in the Notice of Annual Meeting. If any other proposals come before the meeting, it is intended that the shares represented by Proxies shall be voted in accordance with the judgment of the person or persons exercising the authority conferred by the Proxies.

         Financial statements of the Company, the Company's certified public accountants' report thereon and management's discussion and analysis of the Company's financial condition and results of operations are contained in the Company's 2005 Annual Report to Shareholders, a copy which has been sent to each shareholder of record along with a copy of this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or a communication by means of which any solicitation is to be made.



                              SHAREHOLDER PROPOSALS

         Proposals by shareholders intended to be presented at the next Annual Meeting (to be held in 2007) must be received by the Company on or before May 5, 2007 in order to be included in the Proxy Statement and Proxy for that meeting. The mailing address of the Company for submission of any such proposal is given on the first page of the Proxy Statement.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon a review of the Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Rule 16a-3(c) promulgated under the Exchange Act, the Company is not aware of any failure of any officer, director or beneficial owner of more than 10% of the Common Stock to timely file with the Commission any Form 3, 4 or 5 in respect of the Company during fiscal 2005, except for the following instances: Officer Thomas Reinckens filed two late Forms 4; Officer Margaret Feeney filed two late Forms 3; Officer Lisa Decker filed one late Form 3; Officer Clifford Gray filed one late Form 3 and one late Form 4; Officer Joanne Marselle filed one late Form 3; Officer Donna James filed one late Form 3; Officer Catherine McNeal filed one late Form 4; and Officer Maria Comfort filed one late Form 4.


         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO ATTEND THE 2006 ANNUAL MEETING IN PERSON.


                        By Order of the Board of Directors,


                                          /s/ Victor J. Coster
                                          -----------------------
                                          Victor J. Coster
                                          Secretary

                                   CACHE, INC.
                 ANNUAL MEETING OF SHAREHOLDERS NOVEMBER 8, 2006
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Brian Woolf and Thomas E. Reinckens, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of Cache, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on November 8, 2006, and all adjournments thereof, with all the powers the undersigned would possess if personally presented, and particularly, without limiting the generality of the foregoing, to vote and act as follows:

    1.   Election of five directors of the Company.

----     FOR all nominees listed below               ---- WITHHOLD AUTHORITY vote for all
         (except as marked to the contrary below)         nominees listed below

 Andrew M. Saul, Brian Woolf, Gene G. Gage, Arthur S. Mintz, Morton J. Schrader.

 (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                    THE NOMINEE'S NAME IN THE SPACE BELOW.)
--------------------------------------------------------------------------------

    2. Ratification of the appointment of Deliotte & Touche LLP as the Company's independent auditors for the fiscal year ending December 30, 2006.

     --- FOR                      --- AGAINST                --- ABSTAIN

    3. In their discretion, upon such matters as may properly come before the meeting.

     THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH DIRECTOR NAMED HEREIN AND "FOR" ITEM 2.

                                        Dated ______________________, 2006
                                               (please fill in date)

                                        Note: Please sign as name appears. Joint owners should each sign.

                                       -----------------------------------------
                                       Signature of Shareholder


                                      -----------------------------------------
                                       Signature of Shareholder

                                       When  signing  as   Attorney,   Executor,
                                       Administrator,   Trustee   or   Guardian,
                                       please give full title as such. If signer
                                       is a  corporation,  please sign with full
                                       corporation   name  by  duly   authorized
                                       officer or officers.